  As filed with the Securities and Exchange Commission on July 10, 1996
                                                            Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             _____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                              NEUROGEN CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                    22-2845714
 (State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                       Identification No.)

                          35 Northeast Industrial Road
                          Branford, Connecticut  06405
             (Address of principal executive offices and zip code)

                  NEUROGEN CORPORATION 401(k) RETIREMENT PLAN
                            (Full title of the plan)
                             _____________________

                              Harry H. Penner, Jr.
                     President and Chief Executive Officer
                              Neurogen Corporation
                          35 Northeast Industrial Road
                          Branford, Connecticut  06405
                                 (203) 488-8201

                      (Name, address and telephone number,
                   including area code, of agent for service)
                             ______________________

                                   Copies to:
                           Donald B. Brant, Jr., Esq.
                        Milbank, Tweed, Hadley & McCloy
                            1 Chase Manhattan Plaza
                            New York, New York 10005

                        CALCULATION OF REGISTRATION FEE
============================================================================
                                    Proposed     Proposed
    Title of                        maximum      maximum
   securities            Amount     offering    aggregate     Amount of
     to be               to be       price       offering    registration
   registered          registered  per share*     price*         fee
- ----------------------------------------------------------------------------
   Common Stock,
   par value $.025
   per share**         100,000       $22.50    $2,250,000.00    $775.86
=============================================================================

       *Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based upon the average of the high and low sale price of the Common Stock on July 9, 1996 as reported on the Nasdaq National Market.

     **In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       Item 3.  Incorporation of Documents by Reference.

                 The following documents filed by Neurogen Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

                 (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; and

                 (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

                 (c) the Company's Current Reports on Form 8-K and Form 8-K-A, dated April 25, 1996.

                 The description of the Company's Common Stock, which is contained in a registration statement, dated February 21, 1990, filed on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference into this Registration Statement.

                 All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents.


       Item 4.  Description of Securities.

                 Not applicable.


       Item 5.  Interests of Named Experts and Counsel.

                 Not applicable.

       Item 6.  Indemnification of Directors and Officers.


                 The Company is a Delaware corporation. Article NINTH of the Certificate of Incorporation of the Company provides that the Company shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of the Delaware (the "Delaware

       Law"), indemnify its directors and officers. Section 145 generally permits the Company to indemnify directors and officers:

                      (a) against expenses, including attorney fees, judgments,
            fines and amounts paid in settlements reasonably incurred by a director or officer in connection with a claim brought by a third party; and

                      (b) against expenses, including attorney fees (but, not judgments, etc.), reasonably incurred by a director or officer in a claim brought by the Company, including stockholder derivative suits, unless such director or officer is found by a court to be liable to the Company and such court does not determine that the director or officer is fairly and reasonably entitled to indemnity.

       The indemnification noted above may be provided only if the disinterested directors not a party to any such action, independent legal counsel or the Company's stockholders determine that the directors and/or officers seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

                 The Company's Certificate of Incorporation, pursuant to Section 102(b)(7) of the Delaware Law, contains provisions eliminating, in certain circumstances, the personal liability of a director to the Company or its stockholders for money damages for breach of fiduciary duty as a director. While this provision provides relatively broad protection, it also allows significant exceptions to such protection. Pursuant to this provision and the Delaware Law, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of the law, for actions leading to improper personal benefits to the director, for claims for nonmonetary or equitable relief, to any person or entity other than the corporation or its stockholders, for defense costs, for claims against a director in his capacity as an officer of the corporation and for willful or negligent violations of the Delaware Law provisions dealing with payment of dividends or approval of stock repurchases or redemptions. Also, the provision does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. As permitted under the Delaware Law, this provision limits the personal liability of directors only, not officers.

                 At present, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer, director or employee of the Company.

       Item 7.  Exemption from Registration Claimed.

                 Not applicable.


       Item 8.  Exhibits.

       Exhibit No.           Description
       -----------           -----------

         3.1 Restated Certificate of Incorporation filed June 17, 1994 (incorporated by reference to Exhibit 3.1 to the Company's Form 10-K for the fiscal year ended December 31, 1995).

         3.2 By-Laws, as amended (incorporated by reference to Exhibit 3.6 to the Company's Form 10-K for the fiscal year ended December 31, 1993).

         23.1    Consent of KPMG Peat Marwick LLP, Independent Auditors.

         24.1 Powers of Attorney of Frank C. Carlucci, John F. Tallman, Ph.D., Robert H. Roth, Ph.D., Jeffrey J. Collinson, John Simon, Robert M. Gardiner, Robert N. Butler, M.D., Richard D. Harrison, Barry M. Bloom, Ph.D, and Mark Novitch, M.D.


                 The Company intends to request in a timely manner a ruling from the Internal Revenue Service (the "IRS") that the Neurogen Corporation 401(k) Retirement Plan, as amended, is a qualified plan under Section 401(a) of the Internal Revenue Code (the "Code"), and that the related trust is tax-exempt under Section 501(a) of the Code. The Company hereby undertakes that it will make all changes required by the IRS in order to obtain such ruling.

       Item 9.  Undertakings.

                 (a)  The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales
                 are being made, a post-effective amendment to this registration statement;

                           (i) To include any prospectus required by Section
                      10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                      arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                 provided, however, that the foregoing paragraphs (a)(1)(i) and
                 (a)(1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                      (2) That, for the purpose of determining any liability
                 under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-
                 effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Branford, State of Connecticut, on this 10th day of July, 1996.

                                      NEUROGEN CORPORATION

                                      By: /s/ HARRY H. PENNER, JR.
                                         --------------------------------------
                                       Harry H. Penner, Jr.
                                       President and Chief Executive Officer


                 Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Signature                       Title                                   Date
- ---------                       -----                                   ----

         *                    Chairman of the Board and Director        July 10, 1996
- --------------------------
   Frank C. Carlucci


/s/ HARRY H. PENNER, JR.      President, Chief Executive Officer and    July 10, 1996
- --------------------------    Director (Principal Executive
    Harry H. Penner, Jr.      Officer)


        *                     Executive Vice President, Secretary,      July 10, 1996
- --------------------------    Scientific Director and Director
 John F. Tallman, Ph.D.


 /s/ STEPHEN R. DAVIS         Vice President-Finance, Chief Financial   July 10, 1996
- --------------------------    Officer and Treasurer (Principal
    Stephen R. Davis          Accounting and Financial Officer)


         *                    Director                                  July 10, 1996
- --------------------------
   Robert H. Roth, Ph.D.


         *                    Director                                  July 10, 1996
- --------------------------
   Jeffrey J. Collinson


         *                    Director                                  July 10, 1996
- --------------------------
      John Simon


         *                    Director                                  July 10, 1996
- --------------------------
   Robert M. Gardiner


         *                    Director                                  July 10, 1996
- --------------------------
 Robert N. Butler, M.D.


         *                    Director                                  July 10, 1996
- --------------------------
   Richard D. Harrison


         *                    Director                                  July 10, 1996
- --------------------------
   Mark Novitch, M.D.


          *                   Director                                  July 10, 1996
- --------------------------
   Barry M. Bloom, Ph.D.


*By:  /s/ HARRY H. PENNER, JR.
     --------------------------
     Harry H. Penner, Jr., Attorney-in-Fact

                                 EXHIBIT INDEX

                                                            Sequential
       Exhibit No.         Description                    Page No.
       -----------         -----------                    --------


         3.1 Restated Certificate of Incorporation filed June, 17 1994 (incorporated by reference to Exhibit 3.1 to the Company's Form 10-K for the fiscal year ended December 31, 1995).

         3.2 By-Laws, as amended (incorporated by reference to Exhibit 3.6 to the Company's Form 10-K for the fiscal year ended December 31, 1993).

        23.1     Consent of KPMG Peat Marwick LLP, Independent Auditors.

        24.1 Powers of Attorney of Frank C. Carlucci, John F. Tallman Ph.D., Robert H. Roth Ph.D., Jeffrey J. Collinson, John Simon, Robert M. Gardiner, Robert N. Butler, M.D., Richard D. Harrison, Barry M. Bloom, Ph.D., and Mark Novitch, M.D.